Exhibit (a)(20)

                           SCUDDER VALUE SERIES, INC.
                             ARTICLES SUPPLEMENTARY


         Scudder Value Series, Inc., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Pursuant to and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has increased the aggregate number of shares of capital stock that the Corporation has the authority to issue by three hundred million (300,000,000) shares, from three billion, two hundred million (3,200,000,000) shares to three billion, five-hundred million (3,500,000,000) shares.

         SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as a new class of shares of the "Scudder-Dreman High Return Equity Fund" series of the Corporation's capital stock, such one hundred million (100,000,000) shares being designated and classified as the "Class R Shares" of the Scudder-Dreman High Return Equity Fund.

         THIRD: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as a new class of shares of the "Scudder-Dreman Small Cap Value Fund" series of the Corporation's capital stock, such one hundred million (100,000,000) shares being designated and classified as the "Class R Shares" of the Scudder-Dreman Small Cap Value Fund.

         FOURTH: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Charter of the Corporation, the Board of Directors has duly designated and classified one hundred million (100,000,000) shares of the capital stock of the Corporation resulting from the increase of authorized capital stock effected by these Articles Supplementary as a new class of shares of the "Scudder Contrarian Fund" series of the Corporation's capital stock, such one hundred million (100,000,000) shares being designated and classified as the "Class R Shares" of the Scudder Contrarian Fund.

         FIFTH:
         (a) Immediately before the increase effected by these Articles Supplementary, the Corporation had the authority to issue three billion, two hundred million (3,200,000,000) shares of capital stock, with a par value of $.01 per share, for an aggregate par value of $32,000,000, of which:
                           (i) Three hundred twenty million (320,000,000) were
                  classified as Scudder Contrarian Fund Class A Shares, three hundred twenty million (320,000,000) were classified as Scudder Contrarian Fund Class B Shares, eighty million (80,000,000) were classified as Scudder Contrarian Fund Class C Shares, and

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                  eighty million (80,000,000) were classified as Scudder
                  Contrarian Fund Class I Shares;

                  (ii) Five hundred sixty million (560,000,000) were classified as Scudder-Dreman High Return Equity Fund Class A Shares, five hundred sixty million (560,000,000) were classified as Scudder-Dreman High Return Equity Fund Class B Shares, one hundred forty million (140,000,000) were classified as Scudder-Dreman High Return Equity Fund Class C Shares, one hundred forty million (140,000,000) were classified as Scudder-Dreman High Return Equity Fund Class I Shares, and one hundred million (100,000,000) were classified as Scudder-Dreman High Return Equity Fund Institutional Class Shares; and

                  (iii) Three hundred twenty million (320,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class A Shares, three hundred twenty million (320,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class B Shares, eighty million (80,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class C Shares, eighty million (80,000,000) were classified as Scudder-Dreman Small Cap Value Fund Class I Shares, and one hundred million (100,000,000) were classified as Scudder-Dreman High Return Equity Fund Institutional Class Shares.

(b) Immediately after the increase effected by these Articles Supplementary, the Corporation will have the authority to issue three billion five hundred million (3,500,000,000) shares of capital stock, with a par value of $.01 per share, for an aggregate par value of $35,000,000, of which:

                  (i) Three hundred twenty million (320,000,000) will be classified as Scudder Contrarian Fund Class A Shares, three hundred twenty million (320,000,000) will be classified as Scudder Contrarian Fund Class B Shares, eighty million (80,000,000) will be classified as Scudder Contrarian Fund Class C Shares, eighty million (80,000,000) will be classified as Scudder Contrarian Fund Class I Shares, and one hundred million (100,000,000) will be classified as Scudder Contrarian Fund Class R Shares;

                  (ii) Five hundred sixty million (560,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class A Shares, five hundred sixty million (560,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class B Shares, one hundred forty million (140,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class C Shares, one hundred forty million (140,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class I Shares, one hundred million (100,000,000) will be classified as Scudder-Dreman High Return Equity Fund Institutional Class Shares, and one hundred million (100,000,000) will be classified as Scudder-Dreman High Return Equity Fund Class R Shares; and

                  (iii) Three hundred twenty million (320,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class A Shares, three hundred twenty million (320,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class B Shares, eighty million (80,000,000) will be classified as Scudder-Dreman Small


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                  Cap Value Fund Class C Shares, eighty million (80,000,000)
                  will be classified as Scudder-Dreman Small Cap Value Fund Class I Shares, one hundred million (100,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Institutional Class Shares, and one hundred million (100,000,000) will be classified as Scudder-Dreman Small Cap Value Fund Class R Shares.

         The Scudder Contrarian Fund, the Scudder-Dreman High Return Equity Fund and the Scudder-Dreman Small Cap Value Fund are each hereafter referred to as a "series." The Class A Shares class, the Class B Shares class, the Class C Shares class, the Class I Shares class and the Class R Shares class of each of Scudder Contrarian Fund, Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund, and the Institutional Class Shares class of each of Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund are each hereafter referred to as a "class."

         SIXTH: A description of the "Class R" shares of each of Scudder Contrarian Fund, Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of such shares, as set by the Board of Directors of the Corporation, is as follows:

         (a) Except as provided in the Charter of the Corporation and except as described in (b) below, the "Class R" shares of each of Scudder Contrarian Fund, Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as, as applicable, the "Class A", "Class B", "Class C" and "Class I" shares of each of the Scudder-Dreman High Return Equity Fund, the Scudder-Dreman Small Cap Value Fund, and the Scudder Contrarian Fund, as well as the Institutional Class shares of the Scudder-Dreman High Return Equity Fund and the Scudder-Dreman Small Cap Value Fund.

         (b) The "Class R" shares of each of the Scudder Contrarian Fund, the Scudder-Dreman High Return Equity Fund and Scudder-Dreman Small Cap Value Fund may be issued and sold subject to such sales loads or charges, whether initial, deferred or contingent, or any combination thereof, and to such expenses and fees (including, without limitation, distribution expenses under a Rule 12b-1 plan, administrative expenses under an administrative or service agreement, plan or other arrangement, and other administrative, record keeping, redemption, service or other fees, however designated), and to such account size requirements, which may be different from the sale loads, charges, expenses, fees or account size requirements of, as applicable, the "Class A", "Class B", "Class C" and "Class I" shares of the Scudder-Dreman High Return Equity Fund, the Scudder-Dreman Small Cap Value Fund, and the Scudder Contrarian Fund, and the Institutional Class shares of Scudder-Dreman High Return Equity Fund and the Scudder-Dreman Small Cap Value Fund, all as the Board of Directors may from time to time establish in accordance with the Investment Company Act of 1940, as amended, and other applicable law.

         SEVENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors of the Corporation to classify and reclassify and issue any unissued shares


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of the Corporation's capital stock and to fix or alter all terms thereof to the full extent provided by the Charter of the Corporation.

         EIGHTH: The Board of Directors of the Corporation, acting at a meeting duly called and held on May 14, 2003, duly authorized and adopted resolutions increasing the aggregate number of shares of capital stock that the Corporation has authority to issue and designating and classifying the capital stock of the Scudder-Dreman High Return Equity Fund, Scudder-Dreman Small Cap Value Fund and Scudder Contrarian Fund as set forth in these Articles Supplementary.


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         IN WITNESS WHEREOF, Scudder Value Series, Inc. has caused these
Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Secretary on this 14th day of May, 2003; and its Vice President acknowledges that these Articles Supplementary are the act of Scudder Value Series, Inc., and he further acknowledges that, as to all matters or facts set forth herein which are required to be verified under oath, such matters and facts are true in all material respects to the best of his knowledge, information and belief, and that this statement is made under the penalties for perjury.



ATTEST:                                              SCUDDER VALUE SERIES, INC.


/s/John Millette                                     /s/Philip J. Collora
--------------------------                           ---------------------------
John Millette                                        Philip J. Collora
Secretary                                            Vice President



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